Exhibit 10.11

21/F, Sugar+ 25, 31 Sugar Street, Causeway Bay’

To:	Quotation: QUO-2024-047
Carl Zeiss Far East Co Ltd	Date: 18/4/2024

PROJECT LEAD	JOB DESCRIPTION	QUOTATION VALID FOR
Rachel Wai	Event Management for Product launch event	Valid until 24 Apr,2024

Additional Scope of Work Service Period: 1 Apr - 31 May,2024	Service Fee

(1) PR Strategic Management & Event Management

●     Overall project timeline development

●     1 x bilingual Press Release & media invitation development

●     Onsite support for media / KOL reception & PR Support

●     Event rundown and follow-up operational rundown

●     Media pitching & liaison, coverage monitoring, follow up and reporting

●     Minimum 5+ media publications (based on the proposed ideas) & 10 KOLs RSVP

●     Manpower with event helpers（3-4）

●     Onsite event support

Bonus : On- site Photography for Photo shooting (Event Highlight - with 30-40 raw photos)

HK$40,000

(2) Event Production

Event Production Liaison:

●     Decoration design, production, set up, installation and dismantle

Deliverables :

●     1 x Backdrop with Photo Booth (with 3 hrs unlimited 4R photos printing)

●     Window Stickers

●     2 x IBM Table Wrapping

●     1 x Main backdrop for VTS Machine area

●     1 x Foam Board for Bar area

●     Event Sticker x 150

*The photo booth is available for up to 3 hours.

Any additional time will incur an overtime fee of $1500 per hour.

HK$95,000

Voltage X is a trading name of Xact Digital Limited. Xact Digital Limited is registered in the
Hong Kong Special Administrative Region of the People’s Republic of China with CR No.3075740.

21/F, Sugar+ 25, 31 Sugar Street, Causeway Bay’

(3) Influencer Collaboration - Micro Influencer

●     10 x Micro Inﬂuencer** (No. of Fans: within 5k - 30k)

- with 1 x IG Photo Post or Video Reels

●     Ad budget and product fee not included

●     10% agency charge to be charged for below :

●     KOL Identification, outreach and liaison

- Copywriting & content creation for KOL’s social media posting

- 1 x Overall KOL performance report

*Gift products cost and courier cost are not included.

HK$44,000 (10% Agency fee are included)
Total :	HK$ 179,000

Billing and Payment Terms

We expect payment to be made within 14 calendar days against all invoices. Payment shall be paid upon the due date listed in the monthly invoice to start the work for each month. Outstanding payment will be charged an additional 2% per week. (Late payments less than 7 days will still be counted as 1 week).

●	The service fee quoted in this quotation is an estimated figure. The final service fee may vary due to the actual production cost from vendors.

●	If the final service fee quoted varies from the service fee quoted in this quotation. Agency reserves the right to adjust the service accordingly.

●	If the final service fee is lower than the quoted service fee in this quotation, Client will have the right to allocate the extra budget to other projects within the contract period.

Payments can be made by cheque to Xact Digital Limited.

Bank Country: HK Hong Kong

Bank Name: The Hongkong and Shanghai Banking Corporation Limited (HSBC)

Sub-branch Name: The Hongkong and Shanghai Banking Corporation Limited (HSBC)

Street: 1 Queen’s Road Central, Central, Hong Kong

SWIFT Code: HSBCHKHHHKH

Bank Code: 004

Account Number: 741-517262-838

Signed for and on behalf of Voltage X	Accepted and agreed by
Carl Zeiss Far East Co Ltd

Digitally signed
	Lee Fannie	by Lee Fannie
HKFANLEE
	HKFANLEE	Date: 2024.04.22 18:17:51 +08’00’

__________________________________
__________________________________	Name:
Dan Lun CEO	Title
Voltage X	Carl Zeiss Far East Co Ltd
Date: 18 Apr 2024	Date:
Company Chop Required	Company Chop Required

Voltage X is a trading name of Xact Digital Limited. Xact Digital Limited is registered in the Hong Kong Special Administrative Region of the People’s Republic of China with CR No.3075740.